UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

10 Glenville Street
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 769-8056
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

A putative class action lawsuit has been filed in the Superior Court, Judicial District of Stamford, Connecticut. The defendants in the lawsuit include the Company, each member of the Company’s Board of Directors, American Industrial Partners Capital Fund IV, L.P. (“AIP”), MAI Holdings, Inc. (“MAI”) and MAI Merger Corp. (“MAI Merger”) (AIP, MAI and MAI Merger are collectively referred to as “AIP”).  The complaint, which purports to be brought as a class action on behalf of all of the Company’s public stockholders, excluding the defendants and their affiliates, alleges the Company’s directors breached their fiduciary duties to stockholders in negotiating and approving the August 22, 2012 merger agreement between the Company and AIP by means of an unfair process and for inadequate consideration. The complaint further alleges that the Company and AIP aided and abetted the alleged breaches by the Company’s directors. The complaint seeks various forms of relief, including injunctive relief that would, if granted, prevent the merger from being consummated in accordance with the agreed-upon terms. The defendants believe that the complaint is without merit and intend to defend the action vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: September 13, 2012	/s/ James R. Van Horn
James R. Van Horn Senior Vice President, CAO, General Counsel and Secretary